Exhibit 99.2

Investors Capital Holdings Celebrates Eight Consecutive Quarters of Revenue Growth and Four Consecutive Quarters of Profitability

    LYNNFIELD, Mass.--(BUSINESS WIRE)--Aug. 16, 2004--

   Diversified Financial Services Firm Gains Momentum Returning 345%
        Increase in Net Income for First Fiscal Quarter of 2005

    Investors Capital Holdings, Ltd. (AMEX: ICH), today celebrated two important milestones announcing that the Company has increased revenues for eight consecutive quarters, while boosting profitability during each of the last four quarters. Such momentum was felt throughout the business which enjoyed a substantial increase in net income of approximately $204,000, a 345% increase and revenue of $14.3 million, a gain of more than 47% for the first fiscal quarter-ended June 30, 2004 (in comparison to the first fiscal quarter-ended June 30, 2003). Basic earnings per share were $0.04 and diluted earnings per share were $0.03, compared to a $0.01 basic and diluted per share loss from the first fiscal quarter-ended June 30, 2003.
    "We are very pleased to report that Investors Capital Holdings posted positive results for the first fiscal quarter of 2005 and we are confident that we will continue to demonstrate strong growth as we head into the second half of the year," said Ted Charles, Investors Capital Holdings' Chairman and Chief Executive Officer. "Our continued success is the direct result of the diversity of our business, which saw strong performance from our brokerage, advisory and insurance divisions."
    Tim Murphy, CFO of Investors Capital Holdings added, "In addition to our strong income and revenue results, the company also displayed significant growth in operating income as gross profit from operations rose by more than $1.1 million, a 67.9% increase from the first fiscal quarter of last year."
    Some factors that positively affected Investors Capital Holdings' results include:


    -- Effective management of administrative costs against the Company's profit margin
        -- By automating key business processes, and strengthening the company's back-end technology and Web-based reporting systems, Investors Capital Holdings provided their national network of financial representatives with superior tools to conduct more business and process more trades. As a result, Investors Capital Holdings benefited from "economies of scale" from fixed trading costs, enabling the Company to execute more transactions while stabilizing administrative expenses.

    -- Increased marketing presence resulting from recruiting, business development, advertising and public relations initiatives

        -- Investors Capital Holdings recognized heightened sales volumes due in large part to the Company's greater focus on marketing. Through intensive recruiting programs, the Company continued to augment its registered representative network with highly knowledgeable financial professionals. Investors Capital Holdings also enhanced its workshops, regional and national events, and seminar training programs to support financial advisors in driving more business and attracting new clients.

    --  New product offerings create new revenue opportunities

            -- With the introduction of EPASS (Eastern Point Advisors Select Strategies), from Eastern Point Advisors, a registered investment advisory subsidiary of Investors Capital Holdings, the company was able to provide new revenue opportunities for its financial professionals. EPASS was introduced to offer clients active portfolio management strategies constructed by some of the most respected institutional managers such as Bear Stearns and Neuberger Berman.

                In addition, Eastern Point Advisors' newest mutual fund, Eastern Point Advisors Rising Dividend Growth Fund, introduced in March 2004, was embraced by clients looking for a strong dividend bearing investment option that invests in common stocks of companies that have increased their dividends annually for at least the last ten years.


    About Eastern Point Advisors

    Incorporated in 1995, Eastern Point Advisors is a registered investment advisory subsidiary of Investors Capital Holdings (AMEX:
ICH) providing professionally managed portfolios of mutual funds, variable annuities, and individual equity securities.
    Eastern Point Advisors offers fee-based customizable money management programs, and is the advisor to Eastern Point Advisors Twenty Fund (ICTWX) and Eastern Point Advisors Rising Dividend Growth Fund (ICRDX). The Twenty Fund is comprised of 20-30 mid- to large-cap companies primarily of U.S. origin. The Rising Dividend Growth Fund only invests in publicly traded securities, with a focus on common stocks that have increased their dividends annually for a minimum of 10 percent per year for at least 10 years.
    For enrollment information, please call (800) 462-4610, or visit www.easternpoint.com.

    About Investors Capital Holdings

    Investors Capital Holdings (AMEX: ICH), of Lynnfield, Mass., is a diversified financial services company founded to meet consumer needs in today's financial markets.
    The company owns and operates Investors Capital Corporation, Eastern Point Advisors, Inc., and ICC Insurance Agency, Inc. Investors Capital Corporation is a nationally recognized, independent broker-dealer comprised of approximately 900 experienced financial professionals located throughout the United States. Eastern Point Advisors, Inc. is a registered investment advisory firm managing portfolios for individual and institutional clients, as well as the advisor to Eastern Point Advisors Twenty Fund and Eastern Point Advisors Rising Dividend Growth Fund.
    ICC Insurance Agency, Inc. is geared toward helping independent brokers develop their life, disability, long-term care, and health insurance businesses, and provides brokers with access to multiple insurance carriers and products.
    For more information, please call (800) 949-1422 or visit www.investorscapital.com.

    Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause Investors Capital Holdings and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements.
    Such factors include, but are not limited to, general economic conditions, including interest rate risk, regulatory changes (legislative or otherwise) affecting the financial services industry, competition, demand for Investors Capital Holdings and its subsidiaries' services, availability of funding, and other risks identified in Investors Capital Holdings' Securities and Exchange Commission filings.
    For a prospectus containing more complete information, including charges, expenses, risks, and investment objective, or for updated performance call (800) 949-1422. Please read the prospectus carefully before investing or sending money.
    Investors Capital Corporation, Lynnfield, Massachusetts,
Distributor.




           INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                               QUARTERS ENDED
                                                  June 30,
                                            2004             2003
                                       -------------   -------------
Current Assets                        $  11,865,087   $   9,383,619
                                         ----------       ---------
Property and Equipment, net                 525,431         534,551
                                            -------         -------
Other Assets                                372,691         544,886
                                            -------         -------
Total Assets                          $  12,763,209   $  10,463,056
                                       =============   =============


Current Liabilities                   $   3,065,188   $   2,042,563
                                          ---------       ---------
Long-term Liabilities                        84,867         220,684
                                             ------         -------
Total Liabilities                         3,150,055       2,263,247
                                          ---------       ---------
Total Stockholders' Equity                9,613,154       8,199,809
                                          ---------       ---------
Total Liabilities and Stockholders'
 Equity                               $  12,763,209   $  10,463,056
                                       =============   =============




           INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)


                                               QUARTERS ENDED
                                                  June 30,
                                            2004             2003
                                       -------------   -------------
Total Revenues                        $  14,315,198   $   9,728,483
                                         ----------       ---------
Commission and Advisory Fees             11,572,118       8,094,941
                                         ----------       ---------
Gross Profit                              2,743,080       1,633,542
                                          ---------       ---------
Total Operating Expenses                  2,362,263       1,729,982
                                          ---------       ---------
Operating income (loss)                     380,817         (96,440)
                                            -------         -------
Interest and Income Taxes                   176,801          12,998
                                            -------          ------
Net income (loss)                     $     204,016        ($83,442)
                                       =============   =============
Earnings per common share
Diluted earnings per common share:    $        0.03          ($0.01)
                                       =============   =============
Basic earnings per common share:      $        0.04          ($0.01)
                                       =============   =============

    CONTACT: Investors Capital
             Chief Financial Officer
             Timothy Murphy, 781-593-8565 ext. 226
             tmurphy@investorscapital.com
             or
             Manager, Corporate Communications and Investor Relations Darren Horwitz, 781-593-8565 ext. 261
             dhorwitz@investorscapital.com